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                                                                   Exhibit 23(b)


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Polo Ralph Lauren Corporation on Form S-8 of our report dated May 15, 1997 (June 9, 1997 as to Note 7), appearing in Registration Statement No. 333-24733 of Polo Ralph Lauren Corporation on Form S-1.


/s/ Deloitte & Touche LLP
-------------------------

New York, New York
June 11, 1997